As filed with the Securities and Exchange Commission on June 2, 2020.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dynatrace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	47-2386428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham, MA 02451
(781) 530-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Newfield
General Counsel
Dynatrace, Inc.
1601 Trapelo Road, Suite 116
Waltham, MA 02451
(781) 530-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Gordon Joseph C. Theis, Jr. Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Bradley C. Reed, P.C. Michael P. Keeley Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000	Mark G. Borden David A. Westenberg Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02019 (617) 526-6000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333- 238828
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration fee(2)
Common Stock, par value $0.001 per share	5,750,000	$35.00	$201,250,000	$26,122.25

(1)
The Registrant is registering an additional 5,750,000 shares of its common stock, including 750,000 shares of common stock that may be purchased by the underwriters pursuant to an option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-238828).

(2)
Calculated in accordance with Rule 457(a) of the Securities Act of 1933 based on $35.00 per share, the public offering price of the common stock sold pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-238828). The registrant previously registered securities at an aggregate offering price not to exceed $1,077,550,000 on a registration statement on Form S-1 (File No. 333-238828), which was declared effective by the Securities and Exchange Commission on June 2, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $201,250,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-238828), filed by Dynatrace, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 2, 2020 (the “Prior Registration Statement”), including the exhibits thereto, are incorporated by reference into this Registration Statement.
We are filing this registration statement for the sole purpose of increasing by 5,750,000 shares of common stock to be registered for issuance and sale. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP regarding the validity of the shares of common stock registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP.

24.1*	Power of Attorney.

*
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-238828), originally filed with the Securities and Exchange Commission on June 1, 2020 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on June 2, 2020.

Dynatrace, Inc.

By:	/s/ John Van Siclen
John Van Siclen
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Van Siclen	Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2020
John Van Siclen

/s/ Kevin Burns	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2020
Kevin Burns

*	Director	June 2, 2020
Seth Boro

*	Director	June 2, 2020
Chip Virnig

*	Director	June 2, 2020
James K. Lines

*	Director	June 2, 2020
Paul Zuber

*	Director	June 2, 2020
Michael Capone

*	Director	June 2, 2020
Stephen Lifshatz

*	Director	June 2, 2020
Jill Ward

*By:	/s/ Craig Newfield
Craig Newfield
Attorney-in-fact